Exhibit 3.2

State of Delaware Secretary of State Division of Corporations Delivered 01:57 PM 10/08/2010 FILED 01:57 PM 10/08/2010 SRV 100980752 - 4882614 FILE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
NATIONAL PROPERTY INVESTORS III, LP
          The undersigned, being the only general partner of National Property Investors III, LP, and desiring to form a limited partnership pursuant to the laws of the Sate of Delaware certifies as follows:
          1. The name of the Limited Partnership is National Property Investors III, LP (the “Partnership”).
          2. The address of the Partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
          3. The name and address of the Partnership’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808
          4. The name and address of the Partnership’s General Partner is NPI Equity Investments, Inc., 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237.

NATIONAL PROPERTY INVESTORS III, LP
By:	NPI EQUITY INVESTMENTS, INC. General Partner

By:	/s/ Derek McCandless
	Name:	Derek McCandless
	Title:	Authorized officer
Date: October 8, 2010